UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2008

CROWN OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52750

(Commission File Number)

98-0495144

(IRS Employer Identification No.)

800 – 5th Avenue, Suite 4100, Seattle, Washington 98104

(Address of principal executive offices and Zip Code)

206-224-7975

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2008, the Secretary of State of Nevada accepted for filing a Certificate of Change with respect to a forward stock split (on an 18-for-1 basis) of our authorized and issued and outstanding shares of common, as approved by our board of directors. The effective date of the Certificate of Change is January 31, 2008.

As a result, our authorized capital increased from 50,000,000 shares of common stock with a par value of $0.001 to 900,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 6,000,000 shares of common stock to 108,000,000 shares of common stock.

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Item 7.01	Regulation FD Disclosure

Effective at the opening for trading on January 28, 2008, our change of name from Onelife Health Products Inc. to Crown Oil & Gas Inc. became effective with the Over-the-Counter Bulletin Board under the stock symbol "COWG".

The Forward Stock Split became effective with the Over-the-Counter Bulletin Board at the opening for trading on January 31, 2008 under the new stock symbol "CWOI", which replaces the trading symbol provided to us on January 28, 2008 in connection with our change of name. Our new CUSIP number is 228432 209.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada, effective on January 31, 2008.
99.1	News Release, dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ John Hiner

John Hiner

President

Date: February 1, 2008

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